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                                                                   Exhibit 23.03

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Brooks Automation, Inc. of our report dated June 1, 1999, relating to the financial statements of Smart Machines Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


PricewaterhouseCoopers LLP


San Jose, California
August 6, 1999